Exhibit 99.1

The Science of Wireless Communications	NEWS RELEASE Atlanta, GA August 1, 2007

Contact: Investor Relations Phone: (770) 729-6510 E-mail: investor.relations@ems-t.com www.ems-t.com
EMS TECHNOLOGIES ANNOUNCES
SECOND QUARTER EARNINGS GROWTH
Earnings Per Share Up More Than 50 Percent Compared With Q2-06
ATLANTA — Aug. 1, 2007 — EMS Technologies, Inc. (Nasdaq — ELMG) today announced second-quarter revenues of $72.1 million and earnings from continuing operations of $3.6 million, or $.23 per share. These 2007 earnings were over 50 percent higher than the results for the comparable period one year earlier, when EMS earned $2.2 million from continuing operations, or $.15 per share, on revenues of $65.0 million. The Atlanta-based developer and producer of advanced communications products reported continued revenue growth momentum in all segments of its business.
Commenting on the Company’s performance, Paul Domorski, president and CEO, stated, “EMS Technologies executed well in the second quarter, marking our sixth consecutive period of quarter-over-comparable-quarter earnings increases. Our Defense and Space Systems business enjoyed 28 percent growth in net sales this quarter and ended the period with a strong backlog of $59.7 million. We also reported growth in sales and profits from our satellite communications segment, where we remain the market leader in Inmarsat aeronautical high-speed data systems and are well advanced in the development of SwiftBroadband-ready equipment. Our SATCOM profits would have been better by approximately $.02 per share had a significant second-quarter aero-broadband order not experienced an unanticipated delay, resulting in revenue and profit shifting from the second quarter to the third quarter of 2007.
“Revenues from our LXE line of rugged mobile computers and wireless data networks continued to grow in the second quarter, with international revenue growth topping 20 percent in 2007 as compared with 2006. Our operating expenses in this area remained higher than in 2006 due to ongoing implementation of an expanded management information system, as well as sales and marketing expenditures, all of which are needed to support what we expect will be long-term growth in our international business,” Domorski said.
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August 1, 2007
Answering Military’s Call for Advanced Communications, Bright Prospects in Space Market
The second quarter emphasized the military’s need for the Company’s expertise in advanced communications. EMS has been ramping up its efforts on a program to provide the B-2 fleet with enhanced secure-communications capability via the AEHF satellite network. Our revenues from this contract nearly doubled in the second quarter of 2007 as compared with 2006.
EMS also received its largest order under the F-22 Raptor program to provide the data link that enables tactical communications. EMS began development on the antenna for the U.S. Navy’s Hawklink system, which will transmit tactical video, radar and other data from helicopters to host ships and other airborne systems. EMS also won hardware orders for the U.S. Defense Department’s high-capacity communication satellite program under development. In commercial markets, the Company won a contract for space hardware for a major satellite radio system provider.
“We see a very active space market and we are having good success in that market on both the military and commercial space side,” Domorski said.
Benefiting from Strong Aero Market, Well Positioned for SwiftBroadband Launch
EMS further solidified its position in the air transport sector during the second quarter, with a contract from Rockwell Collins to develop a new SATCOM terminal for Boeing 747-8 aircraft. Another driver of aero revenues was commercial customer demand for two products from the eNfusionTM line — the AMT-50 antenna, one of the industry’s most reliable antennas now installed on more than 1,000 aircraft, and the CNX cabin network accelerator, which uses expansion and compression techniques to significantly reduce the costs of staying connected while in-flight. EMS continued its development effort in the second quarter for SwiftBroadband, which is helping to set the stage for Inmarsat’s commercial launch of SwiftBroadband this fall.
Second-quarter revenue growth also benefited from sales of non-aero products. Contributing to second quarter revenue was the deployment of a satellite-based, country-wide search-and-rescue infrastructure for the United Arab Emirates.
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August 1, 2007
Continuing to Build LXE Revenues, New Wearable Computer Launched
Revenues grew from the Company’s LXE line of rugged mobile terminals, despite continued softness in the U.S. market. Second-quarter revenues in this segment increased 7 percent in 2007 over 2006 and 15 percent over the first quarter of this year. Moreover, several significant new LXE accounts were added in the second quarter, including InBev, the world’s largest brewer, Adidas, Ingles Markets and McCormick. The Company also launched the wearable LXE HX2 computer in the second quarter with excellent customer and partner feedback, and significant HX2 business is expected in the future. In the second half of 2007, the Company also expects to make several important product introductions, including enhancements to the best-selling LXE MX7 handheld computer.
“We are encouraged by the improvement in LXE sales and profits during the second quarter, and we expect more improvement throughout the year as market conditions in the U.S. recover,” Domorski said.
Second Quarter Milestones
EMS acquired DSpace Pty Ltd. of Adelaide, Australia, for (US) $5.7 million. DSpace is a pioneer in Inmarsat satellite radio protocols, and this recently-completed strategic acquisition will help EMS address demand for Inmarsat’s BGAN services in potential high-growth markets. “With the addition of DSpace’s talented staff, we are already experiencing the benefits of greater product engineering capacity and synergy in our satellite communications business,” Domorski said.
At the end of the second quarter, the Company’s Ottawa operations moved into a totally new engineering and manufacturing facility. Domorski noted, “This new facility will enable more efficient production and add to the capabilities that will help us remain a leader in the satellite communications world.”
EMS strengthened the defense industry representation on its Board of Directors with the appointment of Thomas W. O’Connell, former Assistant Secretary of Defense for Special Operations and Low-Intensity Conflict. “Tom brings unique insights into the needs of the military and intelligence communities, and we look forward to leveraging his vast knowledge and experience to gain greater visibility for EMS at higher levels within the military,” Domorski explained.
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August 1, 2007
“EMS employees demonstrated great focus and execution in the first half of 2007. Looking at our results for the first half of the year, we remain on track to achieve our year-end guidance of $.95 to $1.05 for 2007,” he concluded.
About EMS Technologies, Inc.
EMS Technologies, Inc. (Nasdaq: ELMG) is a leading innovator in the design, manufacture, and marketing of wireless communications technologies addressing the enterprise mobility, communications-on-the-move and in-flight connectivity markets for both the commercial and government industries. EMS focuses on the needs of the mobile information user and the increasing demand for wireless broadband communications. EMS products and services enable communications across a variety of coverage areas, ranging from global, to regional, to within a single facility.
•	LXE is a leading provider of rugged computers and wireless data networks used for logistics applications such as distribution centers, warehouses and container ports. LXE automatic identification and data capture products serve mobile information users at over 7,500 sites worldwide;

•	Defense & Space Systems supplies highly-engineered subsystems for defense electronics and sophisticated satellite applications — from military communications, radar, surveillance and countermeasure to commercial high-definition television, satellite radio, and live TV for today’s most innovative airlines; and

•	SATCOM supplies a broad array of terminals and antennas that enable end-users in aircraft and other mobile platforms, such as military command vehicles or over-the-road trucks, to communicate over satellite networks at a variety of data speeds.
For more information, visit EMS at www.ems-t.com.
There will be a conference call at 9:30 AM Eastern time on Wednesday, August 1, 2007 in which the Company’s management will discuss the financial results for the second quarter of 2007. If you would like to participate in this conference, please call 800.895.1085 (international callers use 785.424.1055) within approximately 10 minutes before the call is scheduled to begin. A taped replay of the conference call will also be available through Wednesday, August 8, 2007 by dialing 800-615-9956 (international callers use 712.432.9237).
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August 1, 2007
Statements contained in this press release regarding the Company’s expectations for its financial results for 2007, and concerning the potential for various businesses and products, are forward-looking statements. Actual results could differ from those statements as a result of a wide variety of factors. Such factors include, but are not limited to...
•	economic conditions in the U.S. and abroad and their effect on capital spending in the Company’s principal markets;

•	difficulty predicting the timing of receipt of major customer orders, and the effect of customer timing decisions on our quarterly results;

•	successful completion of technological development programs by the Company and the effects of technology that may be developed by, and patent rights that may be held or obtained by, competitors;

•	U.S. defense budget pressures on near-term spending priorities;

•	uncertainties inherent in the process of converting contract awards into firm contractual orders in the future;

•	volatility of foreign exchange rates relative to the U.S. dollar and their effect on purchasing power by international customers, and the cost structure of the Company’s non-U.S. operations, as well as the potential for realizing foreign exchange gains and losses associated with non-U.S. assets or liabilities held by the Company;

•	successful resolution of technical problems, proposed scope changes, or proposed funding changes that may be encountered on contracts;

•	changes in the Company’s consolidated effective income tax rate caused by the extent to which actual taxable earnings in the U.S., Canada and other taxing jurisdictions may vary from expected taxable earnings;

•	successful transition of products from development stages to an efficient manufacturing environment;

•	changes in the rates at which our products are returned for repair or replacement under warranty;

•	customer response to new products and services, general conditions in our target markets (such as logistics and space-based communications) and whether these responses and conditions develop according to our expectations;

•	the success of certain of our customers in marketing our line of high-speed commercial airline communications products as a complementary offering with their own lines of avionics products;

•	the availability of financing for satellite data communications systems;
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•	development of successful working relationships with local business and government personnel in connection with distribution and manufacture of products in foreign countries;

•	the demand growth for various mobile and high-speed data communications services;

•	the Company’s ability to attract and retain qualified senior management and other personnel, particularly those with key technical skills;

•	the availability of sufficient additional credit or other financing, on acceptable terms, to support any large acquisitions that we believe would contribute to our growth and profitability;

•	the ability to negotiate successfully with potential acquisition candidates, finance acquisitions, or effectively integrate the acquired businesses, products or technologies into our existing businesses and products, and the risk that any such acquisitions do not perform as expected or are otherwise dilutive to our earnings;

•	the potential effects, on cash and results of discontinued operations, of final resolution of potential liabilities under warranties and representations made by the Company, and obligations assumed by purchasers, in connection with the Company’s dispositions of discontinued operations;

•	the availability, capabilities and performance of suppliers of basic materials, electronic components and sophisticated subsystems on which the Company must rely in order to perform according to contract requirements, or to introduce new products on the desired schedule; and

•	uncertainties associated with U.S. export controls and the export license process, which restrict the Company’s ability to hold technical discussions with customers, suppliers and internal engineering resources and can reduce the Company’s ability to obtain sales from foreign customers or to perform contracts with the desired level of efficiency or profitability.
Further information concerning relevant factors and risks are identified under the caption “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 31, 2006.
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EMS Technologies, Inc.
Consolidated Statements of Operations
(In millions, except per-share data)

	Quarter Ended		Six Months Ended
	June 30	July 1	June 30	July 1
	2007	2006	2007	2006
Net sales	$72.1	65.0	138.7	124.1
Cost of sales	45.2	41.1	86.9	79.1
Selling, general and administrative expenses	18.1	16.5	35.7	31.4
Research and development expenses	4.8	4.0	9.0	7.9

Operating income	4.0	3.4	7.1	5.7
Interest income and other	1.5	0.6	2.8	1.0
Interest expense	(0.6)	(0.5)	(1.0)	(1.0)
Foreign exchange loss	(0.3)	(0.3)	(0.5)	(0.7)

Earnings from continuing operations before income taxes	4.6	3.2	8.4	5.0
Income tax expense	1.0	1.0	2.0	1.5

Earnings from continuing operations	3.6	2.2	6.4	3.5
Loss from discontinued operations	—	(0.5)	(0.4)	(1.6)

Net earnings	$3.6	1.7	6.0	1.9

Net earnings (loss) per share:
Basic — from continuing operations	$0.23	0.15	0.42	0.25
Basic — from discontinued operations	—	(0.04)	(0.03)	(0.12)

Basic earnings per share	$0.23	0.11	0.39	0.13

Diluted — from continuing operations	$0.23	0.15	0.42	0.25
Diluted — from discontinued operations	—	(0.04)	(0.03)	(0.12)

Diluted earnings per share	$0.23	0.11	0.39	0.13

Weighted average number of shares:
Basic	15.3	15.2	15.3	14.1
Diluted	15.4	15.3	15.4	14.1
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EMS Technologies, Inc.
Consolidated Balance Sheets — Unaudited
(In millions)

	June 30	Dec 31
	2007	2006

Assets

Cash and cash equivalents	$117.3	109.6

Receivables billed	62.7	70.6
Unbilled receivables under long-term contracts	18.4	23.1

Trade accounts receivable	81.1	93.7

Inventories	29.7	26.0
Other current assets	8.0	9.7

Current assets	236.1	239.0

Net property, plant and equipment	34.3	31.7
Goodwill	10.0	10.0
Other assets	15.4	11.0

	$295.8	291.7

Liabilities and Stockholders’ Equity

Bank debt and current installments of long-term debt	$2.7	3.1
Accounts payable	23.7	29.3
Customer advanced payments	7.8	7.9
Other liabilities	20.3	22.1

Current liabilities	54.5	62.4

Long-term debt	11.2	11.8
Other long-term liabilities	5.2	4.4
Stockholders’ equity	224.9	213.1

	$295.8	291.7

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EMS Technologies, Inc.
Segment Data
(In millions)

	Quarters Ended		Six Months Ended
	June 30	July 1	June 30	July 1
	2007	2006	2007	2006
Net sales
LXE	$37.5	35.1	70.1	66.7
Defense & Space Systems	14.7	11.5	28.4	23.4
SATCOM	19.9	18.4	40.2	34.0

Total	$72.1	65.0	138.7	124.1

Operating income (loss)
LXE	$2.2	2.9	3.0	4.7
Defense & Space Systems	0.8	0.4	1.8	0.7
SATCOM	1.6	1.3	4.2	2.9
Other	(0.6)	(1.2)	(1.9)	(2.6)

Total	$4.0	3.4	7.1	5.7

Earnings (loss) from continuing operations
LXE	$1.3	1.7	1.9	2.8
Defense & Space Systems	0.5	0.1	1.0	0.3
SATCOM	1.7	1.1	4.2	2.4
Other	0.1	(0.7)	0.7	(2.0)

Total	$3.6	2.2	6.4	3.5

For further information please contact:	Don T. Scartz Chief Financial Officer 770-729-6510
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